BDO DUNWOODY LLP               600 Cathedral Place
                  Chartered Accountants          925 West Georgia Street
                                                 Vancouver, BC, Canada V6C 3L2
                                                 Telephone:  (604) 688-5421
                                                 Telefax:  (604) 688-5132
                                                 E-mail:  vancouver@bdo.ca
                                                 www.bdo.ca





                                  EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


American Goldrush Corporation
Vancouver, Canada

We hereby consent to the incorporation by reference in this Registration Statement on From S-8 of our report dated February 3, 2005 (except for Note 7, March 22, 2005) relating to the financial statements of American Goldrush Corporation ("the Company") appearing in the Company's Form F-1/A Registration Statement filed on April 12, 2005. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.




/s/ BDO DUNWOODY LLP
--------------------------------------
BDO DUNWOODY LLP

Vancouver, Canada
June 23, 2005